UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2006

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year

At the Annual Meeting of Stockholders of 3M Company held on May 9, 2006, the stockholders approved an amendment recommended by the Board of Directors to Article TENTH (the “Amendment”) of the Company’s Certificate of Incorporation to eliminate the three-year staggered terms of our directors and to provide instead for the annual election of all directors. In addition, the Amendment provides that directors elected for one-year terms may be removed by the stockholders with or without cause. Beginning at the 2007 Annual Meeting, all directors will be elected to one-year terms of office, and the directors so elected may be removed with or without cause. This Amendment to our Certificate of Incorporation received the affirmative “FOR” vote by the holders of at least 80 percent (80%) of the outstanding common stock entitled to vote. The Amendment became effective upon the filing with the Secretary of State of Delaware of a Certificate of Amendment on May 15, 2006. The Amendment is attached hereto as Exhibit 3(i) and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

3(i)	Certificate of Amendment of the Certificate of Incorporation of 3M Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

	By:	/s/ Gregg M. Larson
Gregg M. Larson,
Associate General Counsel and Secretary

Dated: May 15, 2006

EXHIBIT INDEX

Exhibit Number	Description

3(i)	Certificate of Amendment of the Certificate of Incorporation of 3M Company